AXA Enterprise Multimanager International Equity (Marsico Sleeve) 09/27/05 Citigroup Global Markets $4,950,000 $1,336,500,000 $49.50 2.5%, 1.2375/Share Cemex, S.A. de C.V. Banc of America Securities, LLC.